                   SELECTED PAGES OF THE

               PRELIMINARY BOARD PRESENTATION

WCI STEEL, INC.
-------------------------------------------------------------------------------
STOCK PRICE PREMIUMS FOR GOING PRIVATE TRANSACTIONS

                                                                                                 OFFER PRICE PREMIUM TO
                                      PRICE BEFORE                                         -----------------------------------
                                      ANNOUNCEMENT      CURRENT PRICE     OFFER PRICE      1 MONTH(2)    1 WEEK(2)    1 DAY(2)
                                     --------------    ---------------   -------------     ----------    ---------    --------
WCI                                        $5.63           $8.00            $10.00           90.5%         86.0%       74.0%

       TARGET/ACQUIROR               DATE ANNOUNCED      PRICE/SHARE                               TRANSACTION PREMIUM
----------------------------------   --------------    ---------------                     -----------------------------------
                                                                                            1 MONTH       1 WEEK        1 DAY
                                                                                           ---------     --------      -------
CHEMICAL CORP/
  ROTO-ROOTER INC.................      8/8/96             $41.00                            13.9%         12.3%         12.3%

SYSTERNIX INC/
  SANDOZ AG.......................      5/27/96             17.00                            32.0%         41.7%         54.5%

APPLIED IMMUNE SCIENCES/
  RHONE-POULENC RORER.............     10/18/95             11.75                            46.9%         51.6%         67.9%

SCOR US CORP/
  SOCIETE COMMERCIALE.............      9/26/95             15.25                            32.6%         35.6%         37.1%

REN CORP/
  GAMBRO SA.......................      9/13/95             20.00                            35.6%         20.3%         27.0%

BIC CORP/
  SOCIETE BIC.....................      5/19/95             40.50                            30.1%         12.5%         13.3%

CLUB MEDITERRANEE/
  CLUB MED INC....................      4/5/95              32.00                            43.8%         39.9%         41.4%
                                                                                           ---------     --------      -------
AVERAGE(1)                                                                                   33.6%         30.6%         36.2%

--------------------------------------
(1) EXCLUDING WCL
(2) PRIOR TO ANNOUNCEMENT




----------------------------------------------------------------------------DLJ
                                                   DONALDSON, LUFKIN & JENRETTE


WCI STEEL, INC.
-----------------------------------------------------------------------------------------------------------------------------------




COMPARABLE COMPANY MULTIPLE ANALYSIS

                                                                 INTEGRATED STEEL, COMPANIES
                                             -----------------------------------------------------------------
                                                         LTM MULTIPLES               CALENDAR EPS. MULTIPLES
                                             -----------------------------------  ----------------------------
              COMPANY                            REVENUE          ADJ. EBITDA         1996E          1997E
                                             ---------------  ------------------  -------------  -------------
              ACME Metals Inc.                      0.8 x             8.1 x             NM           18.2%
              AK Steel Holding Corp.                0.6               5.3               8. x          8.3
              Algoma Steel Inc.                     0.5               3.3               3.0           2.4
              Allegheny Ludlum                      1.0               6.8              14.0          11.7
              Armco                                 0.6               9.0               NM            7.5
              Bethlehem Steel Corp.                 0.3               3.6              23.8          22.2
              Carpenter Tech.                       0.9               5.8              10.0           8.1
              Dofasco                               0.9               4.8              11.3           7.9
              Geneva Steel Co.-CL A                 0.7               7.2               NM            4.4
              Inland Steel Industries Inc.          0.3               4.1              16.0          12.4
              LTV Corp.                             0.1               1.2              12.8          12.9
              Lukens Inc.                           0.5               6.0               NM           13.6
              National Steel Corp.                  0.3               3.9               NM           15.2
              Rouge Steel                           0.3               6.9              14.5          14.7
              USX-US Steel Group                    0.7                NM              13.0           9.3
              Weirton Steel Corp.                   0.3               4.4               NM           15.8
              WHX Corp.                             0.3               3.3              11.4          13.7
                                                   ----              ----             -----         -----
                                                   ----              ----             -----         -----
              Average (1)                           0.5 x             5.3 x            12.3 x        11.6 x

                                                                   INTEGRATED STEEL COMPANIES
                                             -----------------------------------------------------------------
                                                         LTM MULTIPLES               CALENDAR EPS. MULTIPLES
                                             -----------------------------------  ----------------------------
              COMPANY                            REVENUE          ADJ. EBITDA         1996E          1997E
                                             ---------------  ------------------  -------------  -------------
              Birmingham Steel Corp.                0.9%            12.2 x             21.8 x        11.9%
              Chaparral Steel                       0.7              4.1                9.5          10.7
              CO-Steel                              0.6              7.6                NM            9.4
              Commercial Metals                     0.3              5.4               10.8           9.9
              IPSCO Inc.                            1.1              6.0               12.5          10.7
              NUCOR Corp.                           1.3              8.2               19.2          15.0
              Oregon Steel                          0.9             10.3               16.5          13.6
              Quanex                                0.5              4.5               12.4          10.4
              Schnitzer Steel                       1.0              6.4               11.6           9.3
                                                   ----              ----             -----         -----
              Average(1)                            0.8 x            6.9 x             13.8 x        10.9 x

              Total Average(1)                      0.6 x            5.9 x             13.2 x        11.4 x

___________________________________

(1)  Average excludes high and low.



--------------------------------------------------------------------------------------------------------------------------------DLJ
                                                                                                       DONALDSON, LUFKIN & JENRETTE


WCI STEEL, INC.
-------------------------------------------------------------------------------

SUMMARY TRANSACTION MULTIPLES

                                                                                                             VIRGINIA IMPLIED
                                               VIRGINIA                             MULTIPLES                    MULTIPLE
                                 -----------------------------------  -------------------------------------  ----------------
                                                   PRE-ANNOUNCEMENT
                                    RESULTS           MULTIPLE(1)        ALL INTEGRATED      ALL STEEL(2)         $10.00
                                 -------------    ------------------  -------------------- ----------------  ----------------
PURCHASE MULTIPLES:
-------------------
Enterprise Value/
   LTM Revenues. . . . . . . . . .  $597.5               0.4x                 0.5x               0.6x               0.7x
   LTM Adj. EBITDA . . . . . . . .    53.0               4.9                  5.3                5.9                7.9
   1989-1995 Avg. Adj. EBITDA. . .    70.6               3.7                                                        5.9
   Fiscal 1996(E) Adj. EBITDA. . .    91.5               2.8                                                        4.6

PROJECTED EPS:
--------------
Price/
   CY 1996(E) EPS. . . . . . . . .    $0.72              7.8x                12.3x              13.2x              13.9x
   CY 1997(E) EPS. . . . . . . . .     0.78              7.2                 11.6               11.4               12.8


----------------------------------
(1) Based on pre-announcement price of 3.625
(2) Includes integrated and minimills.

WCI STEEL, INC.
-------------------------------------------------------------------------------

IMPLIED COMMON STOCK PRICES

                                                                        PRICE BASED UPON AVERAGE MULTIPLE
                                                   ---------------------------------------------------------------------------
                               VIRGINIA RESULTS                INTEGRATED STEEL                         ALL STEEL(1)
                              ------------------   ---------------------------------------- ----------------------------------
                                                        AVG. MULT.        IMPLIED PRICE        AVG. MULT.      IMPLIED PRICE
                                                   ------------------  -------------------- ----------------  ----------------

PURCHASE MULTIPLES:
-------------------
Enterprise Value/
   LTM Revenues. . . . . . . . . .  $597.5               0.5x                $7.39               0.6x              $8.88
   LTM Adj. EBITDA . . . . . . . .    53.0               5.3                  6.25               5.9                7.13
   1989-1995 Avg. Adj. EBITDA. . .    70.6               5.3                  8.83               5.9               10.00
   Fiscal 1996(E) Adj. EBITDA. . .    91.5               5.3                 11.90               5.9               13.42

PROJECTED EPS:
--------------
Price/
   CY 1996(E) EPS. . . . . . . . .    $0.72             12.3x                $8.86              13.2x              $9.50
   CY 1997(E) EPS. . . . . . . . .     0.78             11.6                  9.05              11.4                8.87


----------------------------------
(1) Includes integrated and minimills.